ESCROW AGREEMENT
                       (American Air Network Alaska, Inc.)


         This ESCROW AGREEMENT (the "Agreement"), dated as of the 24th day of August, 2006, by and among AMERICAN AIR NETWORK ALASKA, INC., a Nevada corporation ("AANA"), HOME ENERGY SAVINGS CORP, a Nevada corporation ("HESC"), DOUGLAS P. GILLILAND ("Gilliland") (each individually, a "Party", and collectively, the "Parties"), and JAMES S. JANTOS, ATTORNEY AT LAW, as escrow agent ("Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, AANA and HESC, are parties to that certain Security Agreement dated as of the date hereof (the "Security Agreement"), whereby AANA granted HESC a security interest is certain accounts receivable and general intangibles of AANA, including without limitation, certain possible Federal corporate income tax refunds claimed to be due to AANA pursuant to those certain respective Form 1120 U.S. Corporate Income Tax Returns executed or to be executed by AANA, covering taxable periods in years 2003, 2004 and 2005 (the "Tax Refund"), to secure the payment of that certain promissory note dated of even date herewith having an original principal amount of $75,000 executed by Gilliland in favor of HESC (the "Note");

         WHEREAS, AANA has agreed to execute the Form 8050, Direct Deposit of Corporate Tax Refund attached as Exhibit A to the Security Agreement (the "Form 8050"), directing the payment of the claimed Tax Refund, if any, to an account with Wells Fargo Bank established by the Escrow Agent named or to be named "Attorney-Client Trust for American Air Network Alaska, Inc., James S. Jantos, Attorney-Trustee" (the "Escrow Account");

         WHEREAS, in the event that one or more Tax Refunds are delivered to the Escrow Account, the Parties desire that Escrow Agent hold such Tax Refunds as escrow agent in accordance with the terms of this Agreement;

         WHEREAS, in such event, Escrow Agent is willing to serve as escrow agent and hold the Tax Refund(s) in the Escrow Account in accordance with the terms and conditions hereof;

         NOW,  THEREFORE,  in  consideration of the foregoing and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

         1. Contemporaneously with the execution of this Agreement, AANA has prepared, executed and delivered, or will prepare, execute and deliver, to the Internal Revenue Service, United States Department of the Treasury the Form 8050. In the event that Escrow Agent receives one or more payments from the Internal Revenue Service, United States Department of the Treasury constituting a Tax Refund, Escrow Agent agrees to hold the Tax Refund in trust until the first to occur of the following:


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                  a.  Escrow  Agent   receives   written  notice  from  HESC  of
acceleration of the Note, amount of principal and interest due and payable under the Note, and notice of exercise of applicable remedies under the Escrow Agreement, amount of principal and interest due and payable under the Note, including the amount due and payable under the Note, whereupon the Escrow Agent shall deliver to HESC the amount demanded and shall deliver any balance of the Tax Refund, following such delivery to HESC, to AANA. If the amount of the Tax Refund held by Escrow Agent at the time of receipt of any such written notice from HESC is less than the amount due and payable under the Note, Escrow Agent shall deliver to HESC the full amount of the Tax Refund held by it. In either event, upon delivery of the amounts held in trust by Escrow Agent in accordance with this Section 1.a., this Agreement shall terminate and Escrow Agent shall have no other responsibilities under this Agreement except to promptly deliver to AANA any payments it receives from the Alaska Department of Revenue constituting the Tax Refund following the date of such termination.

                  b. Escrow Agent receives written directions signed by all the Parties relative to the release and distribution of the Tax Refund, whereupon Escrow Agent shall comply therewith to the extent legally permitted. Upon delivery of the amounts held in trust by Escrow Agent in accordance with this
Section 1.b., this Agreement shall terminate and Escrow Agent shall have no other responsibilities under this Agreement except to promptly deliver to AANA any payments it receives from the Alaska Department of Revenue constituting the Tax Refund following the date of such termination.

                  c. On or about the date that is 13 months following the date of this Agreement, deliver the Tax Refund held in trust to AANA. Upon deliver of the amounts held in trust by Escrow Agent in accordance with this Section 1.c., this Agreement shall terminate and Escrow Agent shall have no further duties or responsibilities under this Agreement except to promptly deliver to AANA any payments it receives from the Alaska Department of Revenue constituting the Tax Refund following the date of such termination.

         2. Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

         3. The duties of Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. Escrow Agent shall neither be responsible for, or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith, and shall be required to act only as provided in this Agreement. This Agreement sets forth all the obligations of Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of Escrow Agent shall be implied from the terms of this Agreement or any other agreement. Escrow Agent shall incur no liability in connection with the discharge of its obligations under this Agreement or otherwise in connection therewith, except such liability as may arise from the willful misconduct of Escrow Agent.


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         4. Escrow Agent may consult with counsel of its choice and shall not be liable for any action taken or omitted to be taken in good faith by Escrow Agent in accordance with the advice of such counsel.

         5. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Escrow Agent.

         6. Escrow Agent is acting as a stakeholder only with respect to the Tax Refund. If any dispute arises as to whether Escrow Agent is obligated to deliver the Escrowed Documents or as to whom the Tax Refund is to be delivered, Escrow Agent shall be permitted to deliver the Tax Refund to the registry of any court of competent jurisdiction, and thereafter, Escrow Agent shall have no further duties hereunder.

         7. Each of the Parties agrees to hold Escrow Agent harmless against and with respect to, any and all loss, liability, damage, or expense (including, without limitation, attorneys' fees and costs) that Escrow Agent may suffer or incur in connection herewith, except to the extent such loss, liability, damage or expense arises from the willful misconduct of Escrow Agent.

         8. Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Tax Refund to either (a) any successor escrow agent designated by the Parties (other than Escrow Agent) in writing, or (b) any court having competent jurisdiction. Upon its resignation and delivery of the Tax Refund as set forth in this paragraph, Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by this Agreement.

         9. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby.

         10. Any notice authorized or required to be given to a party hereto pursuant to this Agreement shall be deemed to have been given when hand-delivered, or when mailed by United States certified or registered mail, postage prepaid, return receipt requested addressed to the respective Parties or the Escrow Agent at their address set forth under their name on the signature page of this Agreement. Any party may change its respective address by giving notice thereof in writing to the other parties hereto in the same manner as set forth above.

         11. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington.

         12.  This   Agreement  may  be  executed  in  any  number  of  separate counterparts, each of which shall, collectively and separately, constitute one agreement.


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         13. The rights of Escrow Agent contained in this  Agreement,  including without limitation the right to indemnification, shall survive the resignation of Escrow Agent and the termination of the escrow contemplated hereby.

         14. To the extent there are any conflicts associated with Escrow Agent (who is counsel for Gilliland and AANA in this transaction) serving in such capacity, all Parties hereby waive such conflicts. In addition, it is hereby agreed that under no circumstances will Escrow Agent be prevented from representing Gilliland in the future, including, without limitation, in connection with any claims that might arise out of this Agreement, the Stock Purchase Agreement, the Security Agreement or the Note, as a result of it having served as Escrow Agent hereunder.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

Address:                                    HOME ENERGY SAVINGS CORP


133 Salem Avenue, Suite 300                 By:  /s/ Bruce Edwards
Roanoke, Virginia                              ---------------------------------
Attn: Bruce Edwards                         Name:  Bruce Edwards
                                                 -------------------------------
                                            Title: President
                                                  ------------------------------


Address:
                                             /s/ Douglas P. Gilliland
519 Ivanhow Place                           ------------------------------------
Webstergrove, MO 63119                      DOUGLAS P. GILLILAND


Address:                                    AMERICAN AIR NETWORK ALASKA, INC.


P.O. Box 91928                              By:  /s/ Bruce Edwards
Anchorage, AK 99509-1928                       ---------------------------------
Attn: Douglas Gilliland                     Name:  Bruce Edwards
                                                 -------------------------------
                                            Title: President/CEO
                                                  ------------------------------





ESCROW AGENT:

Address:                                     /s/ James S. Jantos
P.O. Box 258                                ------------------------------------
Mercer Island, WA 98040                     JAMES S. JANTOS


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